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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): March 10, 1997




                             OLYMPIC FINANCIAL LTD.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Minnesota                       0-20526                   41-1664848
----------------------------    ------------------------      ------------------
(State or other jurisdiction    (Commission file number)       (IRS employer
     of incorporation)                                       identification No.)


         7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435
         ---------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:          (612) 942-9880
                                                     --------------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.   OTHER EVENTS.

     On March 7, 1997, Olympic Financial Ltd. (the "Company") agreed to sell Units consisting in the aggregate of $300,000,000 principal amount of its 11 1/2% Senior Notes due 2007 (the "Notes") and 300,000 Warrants (the "Warrants") to purchase an aggregate of 2,052,000 shares of Common Stock, par value $.01 per share, of the Company, pursuant to an Underwriting Agreement dated March 7, 1997, among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc. (the "Underwriters"). The Notes will be issued pursuant to an Indenture dated as of March 12, 1997, between the Company and Norwest Bank Minnesota, National Association as Trustee, as amended by that certain First Supplemental Indenture dated as of March 12, 1997, between the Company and the Trustee. The Warrants will be issued pursuant to a Warrant Agreement dated as of March 12, 1997, between the Company and Norwest Bank Minnesota, as Warrant Agent. The Units have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3, File No. 333-18027. The terms of the offering of the Units are described in a Prospectus Supplement dated March 7, 1997, to Prospectus dated March 7, 1997.

     In connection with the Prospectus Supplement dated March 7, 1997, to Prospectus dated March 7, 1997, Dorsey & Whitney LLP delivered to the Company an opinion dated March 10, 1997, regarding tax matters, a copy of which is attached as Exhibit 8.1 hereto.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     8.1 Opinion of Dorsey & Whitney LLP dated March 10, 1997, regarding tax matters.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 11, 1997           OLYMPIC FINANCIAL LTD.


                         By:        /s/ John A. Witham
                              --------------------------------------------
                              John A. Witham
                              Executive Vice President and Chief
                               Financial Officer


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                               INDEX TO EXHIBITS


Exhibit No.                    Description
-----------                    -----------

     8.1 Opinion of Dorsey & Whitney LLP dated March 10, 1997, regarding tax matters.




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